    Exhibit 99.1
8x8, Inc. Reports Fourth Quarter and Fiscal Year 2024 Financial Results
•Fourth Quarter revenue of $179 million; Fiscal Year 2024 revenue of $729 million
•2024 Cash flow from operations increased 62% year-over-year to $79 million
•Year-end cash, cash equivalents, restricted cash and investments of $118 million
CAMPBELL, CA. - May 8, 2024 - 8x8, Inc. (NASDAQ: EGHT), a leading integrated cloud contact center and unified communications platform provider, today reported financial results for the fourth quarter and fiscal year 2024 ended March 31, 2024.
Fiscal Year 2024 Financial Results:
•Total revenue decreased 2% to $728.7 million, compared to $743.9 million in fiscal 2023.
•Service revenue decreased 1% to $700.6 million, compared to $710.0 million in fiscal 2023.
•GAAP operating loss was $27.6 million, an improvement of 58% compared to a GAAP operating loss of $66.3 million in fiscal 2023.
•Non-GAAP operating profit was $94.7 million, an increase of 52% compared to non-GAAP operating profit of $62.4 million in fiscal 2023.
•GAAP net loss was $67.6 million, compared to a GAAP net loss of $73.1 million in fiscal 2023.
•Non-GAAP net income was $58.0 million, compared to non-GAAP net income of $38.5 million in fiscal 2023.
•Adjusted EBITDA was $121.0 million, an increase of 29% compared to Adjusted EBITDA of $93.6 million in fiscal 2023.

"Fiscal 2024 was a transformative year at 8x8, where we significantly advanced our strategic initiatives. Our solid performance in the fourth quarter, highlighted by accelerating growth in the sales of new products, underscores the effectiveness of our transformation," said Samuel Wilson, Chief Executive Officer of 8x8.

"Looking ahead, we remain dedicated to driving innovation, enhancing our product offerings, and delivering superior business outcomes that meet the evolving needs of our customers. We believe this will pave the way to sustained growth and profitability in the future, delivering value to our customers, partners, employees and investors," Wilson added.
Fourth Quarter Fiscal 2024 Financial Results:
•Total revenue of $179.4 million, compared to $184.5 million in the fourth quarter of fiscal 2023.
•Service revenue of $172.5 million, compared to $176.6 million in the fourth quarter of fiscal 2023.
•GAAP operating loss was $14.2 million, compared to GAAP operating profit of $3.5 million in the fourth quarter of fiscal 2023.
•Non-GAAP operating profit was $20.3 million, compared to non-GAAP operating profit of $24.8 million in fourth quarter fiscal 2023.
•GAAP net loss was $23.6 million, compared to GAAP net loss of $9.4 million in the fourth quarter of fiscal 2023.
•Non-GAAP net income was $10.6 million, compared to non-GAAP net income of $12.7 million in the fourth quarter of fiscal 2023.
•Adjusted EBITDA was $26.0 million, compared to Adjusted EBITDA of $31.6 million in the fourth quarter of fiscal 2023.
Fourth Quarter Fiscal 2024 Financial Metrics and Recent Business Highlights
Financial and Operating Metrics:
•Total ARR was $697 million at quarter- and year-end, a decrease of 1% from the end of the same period last year.
•GAAP gross margin was 68%, compared to 70% in the same period last year. Non-GAAP gross margin was 71%, compared to 72% in the same period last year.
•GAAP service revenue gross margin was 72%, compared to 73% in the same period last year. Non-GAAP service revenue gross margin was 74%, compared to 75% in the same period last year.
•Cash provided by operating activities was $12.7 million for the fourth quarter of fiscal 2024, compared to $13.6 million in the same period last year.

•Cash, cash equivalents, restricted cash and investments were $117.8 million on March 31, 2024, compared to $139.0 million on March 31, 2023. The cash, cash equivalents, restricted cash and investments balance on March 31, 2024 reflects repayment of the remaining $63.3 million of 2024 Notes, which matured on February 1, 2024.
•Total principal amount of non-current debt outstanding on March 31, 2024 was $426.9 million, compared to $515.2 million at the end of fiscal 2023.
"Our fiscal Q4'24 results met or exceeded our expectations for revenue, non-GAAP operating margin and cash flow. We achieved a significant milestone by retiring the remaining $63.3 million of our 2024 Notes. This brings the total amount of principal retired in fiscal 2024 to $88.3 million, and we are well on our way to meeting our commitment of returning $250 million to investors through debt repayment by the end of fiscal 2026,” said Kevin Kraus, 8x8 Chief Financial Officer.

"As we move forward, our focus remains on driving innovation, enhancing operational efficiencies, and delivering sustained profitability and cash flow. These efforts are designed to build a solid foundation for future success and continue providing substantial returns to our investors," added Kraus.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.
Recent Business Highlights:
Product Innovation Highlights
Drove innovations across 8x8's integrated cloud contact center and unified communications platform to enhance customer engagement throughout the organization, further connect teams, expand to new channels, and drive business success, including:
•Announced 8x8 Engage, an AI-powered, tailored solution that enables cross-organization customer engagement for enhanced customer experiences. Intentionally engineered, 8x8 Engage addresses the distinct needs of customer-facing employees outside of the contact center with tools and capabilities for delivering consistent, successful outcomes.
•Launched Proactive Outreach for Unified Communications and Contact Center customers, which utilizes 8x8's programmable SMS and WhatsApp capabilities to further enable cross-organization customer engagement. It now allows customer experience professionals, both inside and outside the contact center, to launch highly personalized mass messaging campaigns through 8x8’s campaign management platform, with features such as scheduling, advanced routing, reporting and analytics, and more.
•Launched 8x8 Operator Connect for Microsoft Teams to provide public switched telephone network calling through Microsoft Teams Phone, powered by Microsoft’s Operator Connect for approved third-party providers. This addition further extends the 8x8 for Microsoft Teams portfolio, and provides a reliable calling option that streamlines deployments through the Teams admin center, and is from the only Operator Connect provider with a native Contact Center Solution certified to integrate with Teams.
•Delivered Meeting Whiteboards, allowing video meeting participants to now contribute to a whiteboard by drawing, writing, and connecting items for more effective brainstorms, to better illustrate ideas, and to boost real-time collaboration.
•Announced the LINE Official Notification channel for businesses to send one-way notifications, such as order confirmations and payment reminders, to customers in Thailand and Indonesia.
Industry Recognition
•Recognized in the 2024 Constellation ShortList for Contact Center as a Service (CCaaS) and Unified Communications as a Service (UCaaS).
•Awarded 39 badges in the G2 Spring 2024 Awards, including Overall Leader, Momentum Leader, Enterprise Overall High Performer, and Mid-Market Overall High Performer, among others.
•Awarded G2 2024 Best Software Awards in the categories of Customer Service Products and Collaboration and Productivity Products.
•Received highly commended recognition in CX Today’s CX Awards 2024 in the categories of Best Mid-Market Contact Center Platform and Most Innovative Product.
•CRN named Michael Quince, Vice President of North America Channel Sales at 8x8, a 2024 Channel Chief, and recognized Emily Masterton, Director of EMEA Channel Sales at 8x8, as a 2024 Regional Channel Chief for EMEA.

Corporate and ESG Updates
•Repaid $63.3 million to retire the remaining principal outstanding of 2024 Notes which matured on February 1, 2024, bringing the total amount returned to investors in fiscal 2024 through debt retirement to $88.3 million.
•Launched Employee Resource Groups for Women in Technology and LGBTQ+ employees.
•Enhanced monitoring of supplier compliance with our Supplier Code of Conduct using new supplier risk management software.
•Carbon emissions accounting in the UK was externally verified to the PAS 2060 standard.
First Quarter and Fiscal 2025 Financial Outlook
Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.
First Quarter Fiscal 2025 Ending June 30, 2024
•Service revenue in the range of $170 million to $174 million.
•Total revenue in the range of $176 million to $181 million.
•Non-GAAP operating margin in the range of 11% to 12%.
Fiscal Year 2025 Ending March 31, 2025
•Service revenue in the range of $693 million to $707 million.
•Total revenue in the range of $720 million to $738 million.
•Non-GAAP operating margin in the range of 11.5% to 13%.
•Non-GAAP net income per share-diluted between $0.37 and $0.45, based on a fully diluted share count of approximately 133 million.
The Company does not reconcile its forward-looking estimates of non-GAAP operating margin and non-GAAP net income per share to the corresponding GAAP measures of GAAP operating margin and GAAP net loss per share, respectively, due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses such metrics exclude. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margins and GAAP net loss per share. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. See the Explanation of GAAP to Non-GAAP Reconciliation below for the definition of non-GAAP operating margin and non-GAAP net income per share.
Conference Call Information:
Management will host a conference call to discuss earnings results on May 8, 2024, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call is expected to last approximately 60 minutes. Participants may:
•Register to participate in the live call at https://register.vevent.com/register/BIfa0947200e894fa0a86bf03ce7c7c899.
•Access the live webcast and replay from the Company’s investor relations events and presentations page at https://8x8.gcs-web.com/news-events/events-presentations.
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit https://8x8.gcs-web.com/.
About 8x8, Inc.
8x8, Inc. (NASDAQ: EGHT) is transforming the future of business communications as a leading software as a service provider of 8x8 XCaaS™ (Experience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between unified communications as a service (UCaaS) and contact center as a service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, X and Facebook.

Forward Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends; the size of our market opportunity; the potential success and impact of our investments in AI; our strategic framework; our ability to increase profitability and cash flow to deleverage our balance sheet and fund investment in innovation; whether our UC and CC traffic will increase; whether we can increase customer retention; our future revenue and growth; whether we can sustain an increasing pace of innovation; the success of our go to market engine; our ability to improve G&A synergies; our ability to enhance shareholder value; and our financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment, including Russia's invasion of Ukraine and war in the Middle East; inflationary pressures and rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, in which we compete may change in ways we are not anticipating; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers, new products, and our acquisition of Fuze, Inc. may not result in meeting our revenue or operating margin targets we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:
Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract exit costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract exit costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract exit costs, and impairment of long-lived assets from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract exit costs, impairment of long-lived assets, amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, gain or loss on sale of assets, and other income. Adjusted EBITDA excludes interest expense, provision for income taxes, depreciation, amortization of capitalized internal use software, and other income (expense), net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.
Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.
Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing.

Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract exit costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount.
8x8, Inc.
Media:
PR@8x8.com
Investor Relations:
Investor.relations@8x8.com

8x8, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended March 31,		Years Ended March 31,
	2024	2023	2024	2023
Service revenue	$172,490	$176,562	$700,579	$710,044
Other revenue	6,923	7,967	28,126	33,894
Total revenue	179,413	184,529	728,705	743,938
Cost of service revenue	48,557	46,951	192,960	198,871
Cost of other revenue	8,412	8,302	31,945	42,604
Total cost of revenue	56,969	55,253	224,905	241,475
Gross profit	122,444	129,276	503,800	502,463
Operating expenses:
Research and development	33,930	36,455	136,216	142,491
Sales and marketing	67,755	68,848	271,944	311,883
General and administrative	34,978	20,213	112,209	108,001
Impairment of long-lived assets	—	227	11,034	6,380
Total operating expenses	136,663	125,743	531,403	568,755
Income (loss) from operations	(14,219)	3,533	(27,603)	(66,292)
Other expense, net	(7,306)	(11,198)	(36,347)	(4,044)
Loss before provision for income taxes	(21,525)	(7,665)	(63,950)	(70,336)
Provision for income taxes	2,066	1,766	3,642	2,807
Net loss	$(23,591)	$(9,431)	$(67,592)	$(73,143)

Net loss per share:
Basic and diluted	$(0.19)	$(0.08)	$(0.56)	$(0.63)
Weighted average number of shares:
Basic and diluted	124,324	114,924	121,106	115,959

SUPPLEMENTAL DETAILS - OTHER EXPENSE, NET

	Three Months Ended March 31,		Years Ended March 31,
	2024	2023	2024	2023
Interest expense	$(8,575)	$(9,906)	$(35,352)	$(23,020)
Amortization of debt discount and issuance costs	(1,075)	(1,118)	(4,472)	(4,254)
Gain (loss) on warrants remeasurement	942	(104)	2,176	417
Gain (loss) on debt extinguishment	—	296	(1,766)	18,545
Gain (loss) on sale of assets	(179)	(5)	(179)	1,821
Gain (loss) on foreign exchange	48	(991)	(1,032)	993
Other income	1,533	630	4,278	1,454
Other expense, net	$(7,306)	$(11,198)	$(36,347)	$(4,044)

8x8, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31, 2024	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$116,262	$111,400
Restricted cash, current	356	511
Short-term investments	1,048	26,228
Accounts receivable, net of allowance for expected credit losses of $2,746 and $3,644 as of March 31, 2024 and March 31, 2023, respectively	58,979	62,307
Deferred sales commission costs, current	35,933	38,048
Other current assets	35,258	34,630
Total current assets	247,836	273,124
Property and equipment, net	53,181	57,871
Operating lease, right-of-use assets	35,924	52,444
Intangible assets, net	86,717	107,112
Goodwill	266,574	266,863
Restricted cash, non-current	105	818
Deferred sales commission costs, non-current	52,859	67,644
Other assets, non-current	12,783	15,934
Total assets	$755,979	$841,810

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$48,862	$46,802
Accrued and other liabilities	78,102	73,740
Operating lease liabilities, current	11,295	11,504
Deferred revenue, current	34,325	34,909
Convertible senior notes, current	—	62,932
Total current liabilities	172,584	229,887
Operating lease liabilities, non-current	56,647	65,623
Deferred revenue, non-current	7,810	10,615
Convertible senior notes, non-current	197,796	196,821
Term loan	211,894	231,993
Other liabilities, non-current	7,290	6,965
Total liabilities	654,021	741,904
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000,000 shares authorized, none issued and outstanding as of March 31, 2024 and 2023	—	—
Common stock: $0.001 par value, 300,000,000 shares authorized, 125,193,573 shares and 114,659,255 shares issued and outstanding at March 31, 2024 and 2023, respectively	125	115
Additional paid-in capital	973,895	905,635
Accumulated other comprehensive loss	(11,553)	(12,927)
Accumulated deficit	(860,509)	(792,917)
Total stockholders' equity	101,958	99,906
Total liabilities and stockholders' equity	$755,979	$841,810

8x8, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended March 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(67,592)	$(73,143)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	8,301	10,464
Amortization of intangible assets	20,395	21,078
Amortization of capitalized internal-use software costs	18,486	20,739
Impairment of capitalized software	—	3,729
Amortization of debt discount and issuance costs	4,472	4,254
Amortization of deferred sales commission costs	40,181	38,195
Allowance for credit losses	2,236	1,892
Operating lease expense, net of accretion	10,934	12,030
Impairment of right-of-use assets	11,034	2,651
Stock-based compensation expense	61,910	89,536
(Gain) loss on debt extinguishment	1,766	(18,545)
Gain on remeasurement of warrants	(2,176)	(417)
(Gain) loss on sale of assets	179	(1,821)
Other	680	101
Changes in assets and liabilities:
Accounts receivable, net	753	(8,450)
Deferred sales commission costs	(22,879)	(31,086)
Other current and non-current assets	(2,348)	2,150
Accounts payable and accruals	(4,182)	(24,403)
Deferred revenue	(3,165)	(168)
Net cash provided by operating activities	78,985	48,786

Cash flows from investing activities:
Purchases of property and equipment	(2,650)	(2,991)
Proceeds from sale of intangible assets	—	1,000
Capitalized internal-use software costs	(14,289)	(11,896)
Purchases of investments	(6,174)	(53,308)
Sales of investments	—	8,296
Maturities of investments	31,659	66,199
Acquisition of businesses, net of cash acquired	—	(1,250)
Net cash provided by investing activities	8,546	6,050

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	4,884	4,679
Repurchase of capped calls	—	244
Repayment of principal on term loan	(25,000)	—
Net proceeds from term loan	—	234,806
Repayment of convertible senior notes	(63,295)	(217,299)
Repurchase of common stock	—	(60,214)
Net cash used in financing activities	(83,411)	(37,784)
Effect of exchange rate changes on cash	(126)	(5,037)
Net increase in cash, cash equivalents and restricted cash	3,994	12,015
Cash, cash equivalents and restricted cash, beginning of year	112,729	100,714
Cash, cash equivalents and restricted cash, end of year	$116,723	$112,729

Supplemental and non-cash disclosures:

	Years Ended March 31,
	2024	2023
Interest paid	$35,574	$22,162
Income taxes paid	$5,974	$1,530
Payables for property and equipment	$3,868	$38
Warrants issued in connection with term loan	$—	$5,915
Shares issued in connection with term loan and convertible senior notes	$—	$5,084
Issuance of 2028 convertible senior notes in exchange of 2024 convertible senior notes	$—	$201,914

8x8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended				Years Ended
	March 31, 2024		March 31, 2023		March 31, 2024		March 31, 2023
Cost of Revenue:
GAAP cost of service revenue (as a percentage of service revenue)	$48,557	28.2%	$46,951	26.6%	$192,960	27.5%	$198,871	28.0%
Amortization of acquired intangible assets	(2,115)		(2,118)		(8,469)		(8,752)
Stock-based compensation expense and related employer payroll taxes	(1,767)		(2,031)		(7,428)		(9,332)
Legal and regulatory costs	—		—		—		(85)
Severance, transition and contract exit costs	(180)		736		(912)		(790)
Non-GAAP cost of service revenue (as a percentage of service revenue)	$44,495	25.8%	$43,538	24.7%	$176,151	25.1%	$179,912	25.3%
GAAP service revenue margin (as a percentage of service revenue)	$123,933	71.8%	$129,611	73.4%	$507,619	72.5%	$511,173	72.0%
Non-GAAP service revenue margin (as a percentage of service revenue)	$127,995	74.2%	$133,024	75.3%	$524,428	74.9%	$530,132	74.7%

GAAP cost of other revenue (as a percentage of other revenue)	$8,412	121.5%	$8,302	104.2%	$31,945	113.6%	$42,604	125.7%
Stock-based compensation expense and related employer payroll taxes	(442)		(634)		(2,020)		(3,620)
Severance, transition and contract exit costs	(31)		(389)		(155)		(1,683)
Non-GAAP cost of other revenue (as a percentage of other revenue)	$7,939	114.7%	$7,279	91.4%	$29,770	105.8%	$37,301	110.1%
GAAP other revenue margin (as a percentage of other revenue)	$(1,489)	(21.5)%	$(335)	(4.2)%	$(3,819)	(13.6)%	$(8,710)	(25.7)%
Non-GAAP other revenue margin (as a percentage of other revenue)	$(1,016)	(14.7)%	$688	8.6%	$(1,644)	(5.8)%	$(3,407)	(10.1)%

GAAP gross margin (as a percentage of total revenue)	$122,444	68.2%	$129,276	70.1%	$503,800	69.1%	$502,463	67.5%
Non-GAAP gross margin (as a percentage of total revenue)	$126,979	70.8%	$133,712	72.5%	$522,784	71.7%	$526,725	70.8%

Operating Profit (Loss):
GAAP profit (loss) from operations (as a percentage of total revenue)	$(14,219)	(7.9)%	$3,533	1.9%	$(27,603)	(3.8)%	$(66,292)	(8.9)%
Amortization of acquired intangible assets	5,095		5,125		20,395		21,078
Stock-based compensation expense and related employer payroll taxes	15,865		16,342		65,857		90,634
Acquisition and integration costs	145		(7,286)		897		(4,553)
Legal and regulatory costs(4)	10,072		898		15,517		771
Severance, transition and contract exit costs (1)	3,318		5,981		8,629		14,339
Impairment of long-lived assets (2)	—		227		11,034		6,380
Non-GAAP operating profit (as a percentage of total revenue)	$20,276	11.3%	$24,820	13.5%	$94,726	13.0%	$62,357	8.4%

Net Income (Loss):
GAAP net loss (as a percentage of total revenue)	$(23,591)	(13.1)%	$(9,431)	(5.1)%	$(67,592)	(9.3)%	$(73,143)	(9.8)%
Amortization of acquired intangible assets	5,095		5,125		20,395		21,078
Stock-based compensation expense and related employer payroll taxes	15,865		16,342		65,857		90,634
Acquisition and integration costs	145		(7,286)		897		(4,553)
Legal and regulatory costs	9,522		898		14,967		771
Severance, transition and contract exit costs (1)	3,318		5,981		8,629		14,339
Impairment of long-lived assets (2)	—		227		11,034		6,380
Amortization of debt discount and issuance cost	1,075		1,118		4,472		4,254
(Gain) loss on debt extinguishment	—		(295)		1,766		(18,545)
(Gain) loss on warrants remeasurement	(942)		105		(2,176)		(417)
(Loss) gain on sale of assets	179		5		179		(1,821)
Other income	(110)		(116)		(464)		(464)
Income tax expense effects, net (3)	—		—		—		—
Non-GAAP net income (as a percentage of total revenue)	$10,556	5.9%	$12,673	6.9%	$57,964	8.0%	$38,513	5.2%
Interest expense	8,575		9,906		35,352		23,020
Provision for income taxes	2,066		1,766		3,642		2,807
Depreciation	2,168		2,409		8,301		10,464
Amortization of capitalized internal-use software costs	4,067		4,342		18,486		20,739
Other expense (income), net	(1,471)		477		(2,782)		(1,982)

8x8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)

	Three Months Ended				Years Ended
	March 31, 2024		March 31, 2023		March 31, 2024		March 31, 2023
Adjusted EBITDA (as a percentage of total revenue)	$25,961	14.5%	$31,573	17.1%	$120,963	16.6%	$93,561	12.6%

Shares used in computing net income (loss) per share amounts:
Basic	124,324		114,924		121,106		115,959
Diluted	125,962		117,442		122,560		117,443
GAAP net loss per share - Basic and Diluted	$(0.19)		$(0.08)		$(0.56)		$(0.63)
Non-GAAP net income per share - Basic	$0.08		$0.11		$0.48		$0.33
Non-GAAP net income per share - Diluted	$0.08		$0.11		$0.47		$0.33
(1) During the year ended March 31, 2023, the Company reclassified $3.7 million impairment of capitalized software and $6.4 million of impairment of capitalized software and right-of-use assets, respectively, to impairment of long-lived assets in the condensed consolidated statement of operations to conform to current period presentation. During the three months ended March 31, 2023, the Company reclassified $0.2 million of impairment of right-of-use assets to impairment of long-lived assets in the condensed consolidated statement of operations to conform to current period presentation.
(2) During the year ended March 31, 2024, amounts include impairment charges related to partially ceasing use of the Company's Headquarters and an international office space.
(3) Non-GAAP adjustments do not have a material impact on our federal income tax provision due to past non-GAAP losses.
(4) During the three months and year ended March 31, 2024, the Company recorded a charge of $10 million for Fuze indirect tax liabilities, primarily telecom taxes.

8x8, INC.
SELECTED OPERATING METRICS
(In millions)

	Fiscal 2023				Fiscal 2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
TOTAL ARR (1)	$688	$692	$698	$703	$703	$707	$707	$697
Growth % (YoY)	28%	25%	22%	2%	2%	2%	1%	(1)%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)	$403	$401	$400	$405	$404	$407	$409	$402
% of Total ARR	59%	58%	57%	58%	58%	58%	58%	58%
Growth % (YoY)	54%	42%	30%	3%	—%	1%	2%	(1)%

MID-MARKET (3)	$125	$127	$130	$130	$132	$131	$129	$127
% of Total ARR	18%	18%	19%	19%	19%	19%	18%	18%
Growth % (YoY)	22%	23%	27%	2%	5%	3%	(1)%	(2)%

SMALL BUSINESS(4)	$159	$164	$168	$168	$167	$170	$168	$167
% of Total ARR	23%	24%	24%	24%	24%	24%	24%	24%
Growth % (YoY)	(7)%	(2)%	4%	1%	5%	4%	—%	(1)%
(1) Annualized Recurring Subscriptions and Usage Revenue (ARR) (A) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers that demonstrate consistent monthly usage above a minimum threshold over the prior six-month period, multiplied by 12, and (B) excluding any non-bundled or overage usage fees associated with UCaaS subscriptions.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.
Selected operating metrics presented in this table have not been derived from financial measures that have been prepared in accordance with U.S. Generally Accepted Accounting Principles. 8x8 measures the success of our strategy to attract and retain customers, in part, by analyzing trends in ARR and believes ARR may be useful to investors in evaluating our performance. 8x8 believes ARR is a useful indicator for measuring the overall performance of the business because it includes new customer additions, add-on sales, renewals and customer churn within a single metric. 8x8 uses trends in ARR to assess our ongoing operations, allocate resources, and drive the performance of the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. ARR is a performance metric and should be viewed independently of revenue and deferred revenue, and ARR is not intended to be a substitute for, or combined with, any of these items. We caution that our presentation may not be consistent with that of other companies. Prior period metrics and customer classifications have not been adjusted for current period changes unless noted.